                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): January 6, 2000



                       WALDEN RESIDENTIAL PROPERTIES, INC.
             (Exact name of Registrant as specified in its Charter)


          Maryland                                  1-12592                            75-2506197

(State or other jurisdiction of             (Commission file number)                 (I.R.S. Employer
incorporation or organization)                                                    Identification Number)


             5080 Spectrum Drive, Suite 1000 E, Dallas, Texas 75248
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 788-0510



                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

         On January 6, 2000, Walden Residential Properties, Inc. (the "Company"), Oly Hightop Corporation, a Maryland corporation ("Newco"), and Oly Hightop Parent, L.P., a Delaware limited partnership ("Parent"), entered into a Second Amended and Restated Agreement and Plan of Merger, dated as of January 6, 2000 (the "Amended Merger Agreement"), which amends and restates the First Amended and Restated Agreement and Plan of Merger, dated as of November 5, 1999 (the "Prior Merger Agreement"), among such parties. In addition, the Company entered into memoranda of understanding with plaintiffs' counsel to settle certain stockholder litigation relative to the transactions contemplated by the merger agreement.

         Under the terms of the Amended Merger Agreement and the contemplated settlement, Newco will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"), and (i) each share of common stock, par value $.01 per share ("Company Common Stock"), of the Company issued and outstanding immediately prior to time of consummation of the Merger (the "Effective Time") will be converted into the right to receive $23.14 in cash;
(ii) each share of 9.16% Series B Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $26.39 in cash, which is equivalent to $23.14 per share of Company Common Stock on an as-converted basis; (iii) each share of 9.20% Senior Preferred Stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $22.00 in cash; and
(iv) each share of 9.0% Redeemable Preferred Stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $19.50 in cash. Holders of all series of the Company's preferred stock will also receive all accrued and unpaid dividends on such shares up to, but excluding, the closing date of the Merger.

         Under the Prior Merger Agreement, each share of Company Common Stock would be converted into the right to receive $23.25 per share, subject to certain adjustments estimated to be approximately $5 million in the aggregate to be allocated among all common equity interests. The full $5 million adjustment would have reduced the per share price to $23.09 under the Prior Merger Agreement.

         The other material financial terms of the Prior Merger Agreement remain in force, including the option for holders of common operating partnership units to select cash in an amount of $23.14 per unit, partnership interests in the acquiring entity or a combination of cash and partnership interests.

         A copy of the Amended Merger Agreement is filed as an exhibit to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         2.1 Second Amended and Restated Agreement and Plan of Merger, dated as of January 6, 2000, among Walden Residential Properties, Inc., Oly Hightop Corporation and Oly Hightop Parent, L.P.

         99.1 Second Amended and Restated Limited Partnership Agreement of Oly Hightop Parent, L.P., dated as of January 6, 2000

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 10, 2000
                                         WALDEN RESIDENTIAL PROPERTIES, INC.


                                         By: /s/ Mark S. Dillinger
                                            ------------------------------------
                                             Mark S. Dillinger
                                             Executive Vice President and Chief
                                             Financial Officer

                       WALDEN RESIDENTIAL PROPERTIES, INC.
                                INDEX TO EXHIBITS


EXHIBIT                                                                     PAGE
-------                                                                     ----
 2.1              Second Amended and Restated Agreement and Plan of Merger,
                  dated September 24, 1999, among Walden Residential
                  Properties, Inc., Oly Hightop Corporation and Oly Hightop
                  Parent, L.P.

 99.1             Second Amended and Restated Limited Partnership Agreement of
                  Oly Hightop Parent, L.P., dated as of January 6, 2000